Exhibit 10.33

[***] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SERVICES AGREEMENT

Commercial Terms

1.	Consultant	Aptas, Inc.

1899 Wynkoop, Suite 600

Denver, CO 80202

2.	Services	The Consultant will provide the Services and Deliverables as outlined in Schedule 1.

3.	Timetable

	Commencement Date (Pilot Project)	3 October 2003

	Completion Date (Pilot Project)	18 November 2003

	Commencement Date (Initial Cycle)	19 November 2003

	Completion Date (Initial Cycle)	(i) Metro – 21 November 2003

(ii) Regional – 23 June 2004

	Commencement Date (Ongoing Phase)	To be advised by Sensis

	Completion Date (Ongoing Phase)	To be agreed between the parties

	Project Plan	As described in Schedule 1

4.	Fees and Payment Plan	As described in paragraph 1 of Schedule 2

5.	Special Conditions	Deliverables will be subject to acceptance testing by Sensis as described in Schedule 3.

6.	Notices

	Sensis Pty Ltd	Address:	181-189 Victoria Pde

Collingwood

Victoria 3066, Australia

		Fax:	(613) 9201 4914

		Phone:	011 613-9201-47

		Attn:	Amanda Whelan

	Consultant	Address:	1899 Wynkoop, Suite 600

Denver, CO 80202

		Fax:	303.308.3219

		Attn:	Curtis Fletcher

7.	Work	Any Deliverables specified in Schedule 1

8.	Acceptance Criteria	As described in paragraph 1 of Schedule 3

9.	Insurance	Yes

By signing this agreement, the Consultant agrees to be bound by the terms and conditions overleaf which are hereby incorporated into this Agreement.

EXECUTED as an agreement on                                                                                                                                                                                                                                   2003

SIGNED by	)
for and on behalf of SENSIS PTY LTD (as	)
agent for TELSTRA CORPORATION	)
LIMITED) in the presence of:	)
)
/s/ Amanda Whelan	)	/s/ T. Arthur
(Signature of witness))		Signature of authorised person
)
Amanda Whelan	)	General Manager - Product
(Name of witness))		Office held
	)	T. ARTHUR
	)	Name of authorised person (block letters)

SIGNED by	)
for and on behalf of APTAS, INC.	)
)
in the presence of:	)
)
/s/ Curtis Fletcher	)	/s/ Perry Evan
(Signature of witness))		Signature of authorised person
	)	CEO
	)	Office held
Curtis Fletcher	)	PERRY EVANS
(Name of witness))		Name of authorised person (block letters)

2

TERMS & CONDITIONS

1                            Scope

Services during the Pilot Project

1.1                    The Consultant shall provide to Sensis the Services during the Pilot Project in accordance with the terms and conditions of this Agreement (including the Special Conditions).

1.2                    The parties agree that any work performed by the parties relating to the Services prior to the Commencement Date is deemed to have been done under and subject to the terms and conditions of this Agreement.

Additional Services (during the Initial Cycle and the Ongoing Phase)

1.3                    If requested to do so by Sensis, the Consultant shall also provide to Sensis the Additional Services during the Initial Cycle, the Ongoing Phase, or both in accordance with the terms and conditions of this Agreement (including paragraphs 1.1(b) and (c) of Schedule 1).

1.4                    The Consultant agrees and acknowledges that neither this Agreement nor successful completion of the Pilot Project obliges Sensis to acquire further services (including any Additional Services) from the Consultant following completion of the Pilot Project or termination or expiry of this Agreement.

Exclusivity obligations

1.5                    The Consultant agrees that it will not provide the Services (or any similar services) to any other person in Australia:

(a)                    until completion of the Pilot Project;

(b)                   if Sensis requires the Consultant to provide any Additional Services during the Initial Cycle, until the completion of the Initial Cycle;

(c)                    if Sensis requires the Consultant to provide additional Services during the Ongoing Phase, until the completion of the Ongoing Phase, provided that the Consultant is paid the fees as specified in Item 3 in Schedule 2 of this Agreement to process on an annual basis not less than 25% of the current volume of the Metro Display Advertisements, the Metro In-Column Advertisements, the Regional In-Column Advertisements and the Brand Packages

1.6                    Clause 1.5 does not prevent the Consultant from providing the Services (or any services) to international organisations which also have a presence in Australia, provided that those Services are not provided directly to the Australian arm of the international organisation.

1.7                    The exclusivity obligations in clause 1.5 and 1.10 will terminate on expiry or termination for any reason of this Agreement.

1.8                    If the parties agree to extend the term of this Agreement, clauses 1.5 and 1.10 will continue to apply during the extension period unless otherwise agreed in writing by the parties.

1.9                    Upon request by Sensis and subject to clause 1.10, the Consultant agrees to enter into good faith negotiations with Sensis with a view to providing the Services (or similar services) to Sensis’ businesses outside Australia on terms substantially similar to the terms of this agreement (including terms relating to pricing), except that any exclusivity terms will be agreed between the parties on a case by case basis.

1.10              Subject to clause 1.12, the Consultant will not enter into a business agreement providing similar Services to any third party in Europe or Asia during the term of this Agreement that would prohibit the Consultant from providing the Services to Sensis unless:

(a)                    the Consultant has offered in writing to supply those services to Sensis on terms no less favourable than offered to or by the third party, which offer must provide Sensis with reasonable details of those terms, including Consultant’s revenue opportunity over the full term of the agreement; and

(b)                   Sensis declines the offer in writing or, following good faith negotiations, the parties cannot agree on terms within 15 Working Days’ from the date on which Sensis receives the written offer from Consultant specified in paragraph (a) above. As part of the good faith negotiations, the parties shall balance the Consultant’s revenue opportunity over the full term of the agreement with the revenue opportunities from the Sensis arm in that territory.

Sensis will be deemed to have declined the offer if Sensis does not request negotiations within 5 Working Days’ of receiving the Consultant’s written offer specified in paragraph (a) above.

1.1                    Clause 1.10 will apply to the supply of services to third parties in all regions and countries in Europe and Asia, even if Sensis has previously declined an offer, or failed to reach agreement with the Consultant, in respect of the supply of services in another region or country.

1.12              Clause 1.10 will only apply during the Ongoing Phase if the Consultant is engaged to process during the Ongoing Phase not less than number of advertisements specified in clause 1.5(c).

2                            General Obligations

2.1                    The Consultant must ensure that:

(a)                    the Services are provided with due care and skill, in a timely and professional manner, by suitably qualified and experienced personnel, and so as to meet any timing requirements set out in paragraph 2 of Schedule 1;

(b)                   any materials provided to Sensis under this Agreement (including the Deliverables) will conform to the specifications set out in this Agreement; and

(c)                    the Deliverables are delivered to Sensis so as to meet the acceptance criteria set out in paragraph 1 of Schedule 3.

2.2                    Unless otherwise agreed by Sensis in writing, the Consultant must provide and is responsible for all equipment necessary for it to provide the Services.

2.3                    The Consultant must comply with all workers’ compensation, Work Care or similar legislation in each jurisdiction in which the Consultant and/or its Personnel actually provide the Services and pay all amounts required by that legislation in respect of the Consultant and its Personnel.

2.4                    In performing this Agreement, the Consultant must comply with (and must ensure that all personnel involved in the provision of the Services (“Personnel”) comply with):

(a)                    all laws, industry codes and standards in each jurisdiction in which the Consultant and/or its Personnel actually provide the Services and which are applicable to the provision of the Services;

(b)                   any commercially reasonable directions and instructions which may be given to the Consultant or any Personnel by Sensis; and

(c)                    any reasonable written requests, which may be given to the Consultant or any Personnel by Sensis concerning the following:

(i)                        systems and technical requirements;

(ii)                     occupational health & safety requirements;

(iii)                  environmental requirements; and

(iv)                 corporate policies or standards.

2.5                    The Consultant must comply with the acceptance testing procedures as set out in paragraph 2 of Schedule 3.

2.6                    The Consultant must comply with the personnel requirements set out at paragraph 1.4 of Schedule 1.

2.7                    Upon engagement of the Consultant to perform the Services during the Initial Cycle, the Consultant must, upon written request by Sensis, enter into an escrow agreement for the source code for the DKB and any other software used by the Consultant to provide the Services, which escrow agreement will:

(a)                    require the Consultant to deposit that source code with an escrow agent in Australia mutually agreed by the parties; and

(b)                   allow Sensis and its contractors to obtain access to and to use and modify the source code so that Sensis or its contractors can continue to provide the Services to Sensis if, at any time prior to the execution of a formal licence agreement between the parties for the DKB source code and the delivery of that source code:

(i)                        the Consultant is or becomes Insolvent; or

(ii)                     is unable or unwilling to provide Services as defined herein.

Source code access is provided solely for the purpose of allowing Sensis or its contractors to complete the provision of the Services to Sensis in accordance with this Agreement. No other rights are granted or authorized.

2.8                    Sensis will pay the costs of the escrow agent contemplated at clause 2.7(a) above.

3                            Intellectual Property

3.1                    Sensis grants the Consultant a non-exclusive, royalty-free, non-transferable licence for the term of this Agreement to use the Sensis Content to the extent necessary to enable the Consultant to perform the Services and any Additional Services as defined in this Agreement.

3.2                    The Consultant grants to Sensis a non-exclusive, perpetual, irrevocable, royalty free licence to use, reproduce and modify the Deliverables, the Background IP and the Project IP but only to the extent necessary to enable Sensis to use the Deliverables in connection with its Yellow Pages® and other directory products.

3.3                    The Consultant must not:

(a)                    use the ontology developed for Sensis under this Agreement (“Sensis Ontology”) in the course of providing services to any third party; or

(b)                   license the Sensis Ontology to any third party,

without the prior written consent of Sensis.

3.4                    The Consultant warrants that the Services and use of the Background IP, Project IP or Deliverables by Sensis or any person authorised by Sensis will not infringe the Intellectual Property rights (including moral rights) of any person or infringe any other rights or laws and the Consultant fully indemnifies Sensis, Telstra and their representatives against any Loss incurred by any of them in connection with a claim of such infringement by a third party or breach of this clause by the Consultant (“Third Party Claim”).

3.5                    If a Third Party Claim is made or there is a breach of the warranty in clause 3.4 the Consultant will, without limiting any of Sensis’ other rights or remedies, within 15 Working Days of receiving written notice of a Third Party Claim, at its cost obtain any necessary licences, or make such modifications or perform such services, as are required to ensure that Sensis has a continued right to use Deliverables without infringing the Intellectual Property rights of any third party.

4                            Fees and Payment

4.1                    The fees payable by Sensis to the Consultant are set out in Schedule 2.

4.2                    The Consultant shall invoice Sensis for amounts payable by Sensis under this

Agreement at the times and in the manner set out in Schedule 2.

4.3                    Sensis shall pay the Consultant the amount of any invoice which is valid and correctly rendered within 30 Working Days of receipt, unless Sensis disputes the amount of the invoice in which case Sensis will pay the undisputed amount and dispute the balance in accordance with clause 12. Sensis may deduct from such amounts any moneys due to Sensis from the Consultant, whether under this agreement or otherwise.

4.4                    Subject to clause 4.5, where GST is imposed on any supply made under this Agreement by one party (“the supplying party”) to another party (“the receiving party”), the receiving party must pay or provide the GST Exclusive Consideration for the Supply and, in addition to and at the same time as the GST Exclusive Consideration is payable or to be provided for the supply, an additional amount calculated by multiplying the value of that GST Exclusive Consideration (without deduction or set-off) by the prevailing GST rate. This clause 4.4 does not apply to a supply for which a GST inclusive consideration has been agreed unless the supply is made after a change to the GST rate is effected and the agreed GST inclusive consideration has not had the GST rate change taken into account, in which case the consideration payable for the supply shall be calculated pursuant to this clause 4.4.

4.5                    The receiving party is not required to pay any amount of GST to the supplying party unless the supplying party has made demand for payment by means of a Tax Invoice.

4.6                    If the amount of GST recovered by the supplying party from the receiving party differs from the amount of GST payable at law by the supplying party in respect of the supply, the amount payable by the receiving party to the supplying party will be adjusted accordingly.

4.7                    Where the receiving party is liable to reimburse the supplying party for any expenditure incurred by the supplying party (“Expenditure”), the amount reimbursed by the receiving party shall be the GST exclusive Expenditure plus any GST payable by the receiving party pursuant to clause 4.4.

4.8                    Sensis may deduct from the fees payable by it under this Agreement any amount it is required to withhold under any tax law and will provide the Consultant with receipts and other documentation issued by the relevant tax authority evidencing any such withholding.

5                            Warranty and Indemnity

5.1                    The Consultant represents and warrants that as at the date of this Agreement it has full corporate power and authority to enter into, perform and observe its obligations under this Agreement and its obligations under this Agreement are valid, binding and enforceable.

5.2                    The Consultant fully indemnifies Sensis, Telstra and their representatives (“Indemnified persons”) against all Loss incurred by any of the indemnified persons arising out of or in connection with:

(a)                    any breach of this Agreement or any act or omission by the Consultant in connection with the Services;

(b)                   any illness, injury or death to any person, or any loss or damage to any property of any person, arising out of or in connection with the performance by the Consultant or its Personnel of their obligations under this Agreement; and

(c)                    any negligence or any wilful act or omission by the Consultant or its representatives (including the Personnel), or any failure by any of them to comply with any relevant law;

except to the extent that the Loss is caused by the negligence or wrongful act or omission of an indemnified person.

6                            Confidentiality

6.1                    Each party must keep the Confidential Information of the other party secret and must not:

(a)                    use or reproduce the Confidential Information of the other party except for the purpose of performing its obligations under this Agreement; or

(b)                   disclose the Confidential Information of the other party to any other person, except as permitted under clause 6.2.

6.2                    Each party may disclose the Confidential Information of the other party on a need to know basis to:

(a)                    its legal advisers in order to advise it in relation to its rights under this Agreement;

(b)                   to the extent required by law or by a lawful requirement of any government or governmental body, authority or agency or in connection with legal proceedings relating to this Agreement;

(c)                    to its directors, officers, employees, contractors and other representatives (including, in the case of the Consultant, to the Personnel); and

(d)                   in the case of Sensis:

(i)                        to Telstra;

(ii)                     to its directors, officers, employees, contractors and other representatives; and

(iii)                  as required under the Telstra Corporation Act 1991 (Cth) or the listing rules of any stock exchange on which any securities of Telstra or Sensis are listed.

6.3                    If a party discloses any of the other party’s Confidential Information under clause 6.2, it must take reasonable steps to ensure that the recipient of the Confidential Information does not use, reproduce or disclose that information except to the extent permitted by clause 6.2.

6.4                    Without limiting the Consultant’s obligations under 6.3, upon reasonable request by Sensis, the Consultant must procure that each Personnel signs a confidentiality agreement in favour of Sensis and Telstra in a form approved in advance by Sensis.

6.5                    The obligations of confidentiality imposed by this Agreement survive the termination of this Agreement.

7                            Term and Termination

7.1                    This Agreement commences or is deemed to have commenced on the Commencement Date and continues for three years or until the Completion Date of the Ongoing Phase (whichever occurs later), unless terminated earlier in accordance with this Agreement (including this clause 7). The parties may agree in writing to extend the term of this Agreement.

7.2                    Sensis may terminate this Agreement without cause by giving to the Consultant 30 days’ written notice. If Sensis terminates this Agreement under this clause, Sensis shall pay the Consultant the fees specified in paragraph 1 of Schedule 2 for the data provided to Consultant up to the termination date.

7.3                    Either party may terminate this Agreement immediately by written notice to the other party if:

(a)                    the other party commits a breach of a material term of this Agreement which is not capable of being remedied or, in the case of the Consultant the breach is not remedied within 15 Working Days of receiving written notice to do so; or

(b)                   the other party is or becomes Insolvent.

7.4                    Sensis may terminate this Agreement immediately by written notice to the

Consultant if a Change of Control occurs in respect of the Consultant which:

(a)                    is not notified in advance to Sensis; and

(b)                   would prevent or may reasonably be expected to adversely impact the Consultant from fulfilling its obligations under this Agreement.

7.5                    Upon expiry or termination of this Agreement for any reason:

(a)                    each party must, as soon as reasonably practicable, deliver to the other party, or at the option of the other party, destroy or delete all documents and materials containing the other party’s Confidential Information which are in its possession, custody or control;

(b)                   the Consultant must, as soon as reasonably practicable, deliver to Sensis all Deliverables and any other property of Sensis in its possession, custody or control; and

(c)                    Sensis will maintain all rights in and to the Deliverables provided under this Agreement, but will have no further rights in and to the Background IP, Project IP, or any other Intellectual Property rights of the Consultant, except to the extent that this is contemplated under clause 3.2.

8                            Records and Access

8.1                    The Consultant must keep full and proper records relating to the performance of the Services during the Term of this Agreement and for 7 years following the expiry or termination of this Agreement.

8.2                    The Consultant must comply with all reasonable requests by Sensis to have access to the records referred to in clause 8.1 and must provide all assistance as may reasonably be requested by Sensis in conducting any activities pursuant to this clause 8.2.

9                            Privacy

9.1                    The Consultant agrees, in respect of Personal Information held in connection with this agreement (including information relating to any customers of Sensis and Telstra):

(a)                    to comply with applicable legislation regarding privacy (including the Privacy Act 1988 (Cth) (regardless of whether or not the Consultant is required to comply with the Privacy Act 1988 (Cth)) and all Sensis and Telstra policies notified to the Consultant from time to time;

(b)                   to use Personal Information only for the purpose of fulfilling its obligations under this agreement;

(c)                    not to disclose Personal Information without the written authority of Sensis except for the purposes of fulfilling its obligations under this Agreement. The Consultant must immediately notify Sensis when it becomes aware that a disclosure of Personal Information may be required by law; and

(d)                   not to transfer Personal Information to any person (including itself) outside Australia, unless:

(i)                        it reasonably believes that the recipient of the Personal Information is subject to a law, binding scheme, or contract which effectively upholds principles for fair handling of Personal Information that are substantially similar to the National Privacy Principles contained in Schedule 3 of the Privacy Act 1988 (Cth); or

(ii)                     it has taken reasonable steps to ensure that the recipient will not hold use or disclose any part of the Personal Information in a manner which is inconsistent with the National Privacy Principles contained in Schedule 3 of the Privacy Act 1988 (Cth).

10                     Insurance

10.1              The Consultant must take out and maintain valid and enforceable for the Term of this Agreement (and in respect of insurance policies written on a “claims made” basis for three years after the Term) the following insurance policies (“Policies”):

(a)                    professional indemnity insurance for no less than USD$1,000,000 in annual aggregate; and

(b)                   public and product liability insurance for the Consultant and the Consultant’s personnel against any liability to pay to any party (including Sensis) arising out of or in connection with this Agreement for an incurred amount of no less than USD$1,000,000 per accident or incident claim.

10.2              The Consultant must ensure that Sensis’ interest under this Agreement is noted on the Policies (where required pursuant to clause 10.1) and on request by Sensis must provide Sensis with certificates from the Consultant’s insurers certifying that the Consultant has the insurance required under clause 10.1.

11                     General

11.1              The Consultant may not transfer, assign, charge, mortgage or encumber any of its rights under this Agreement without the prior written consent of Sensis (which consent must not be unreasonably withheld).

11.2              Sensis may transfer or assign any of its rights, or novate any of its rights and obligations, under this Agreement to a related body corporate or to a body corporate to which a material part of Sensis’ assets are transmitted, transferred, or vested as part of a merger or reconstruction of Sensis or Telstra.

11.3              A notice, approval, consent or other communication (“Notice”) in connection with this Agreement must be in writing and sent by standard prepaid post or by facsimile marked and addressed in accordance with Item 6 of the Commercial Terms.

11.4              The Consultant is an independent contractor of Sensis and neither it nor its employees, agents or contractors are agents, employees or joint venturers of Sensis.

11.5              This Agreement and the transactions contemplated by them are governed by the law in force in Victoria, Australia and each party unconditionally and irrevocably submits to the non exclusive jurisdiction of the courts of Victoria, Australia and courts of appeal from them for determining any dispute arising under this Agreement or in relation to any transactions contemplated under this Agreement.

11.6              The Consultant must not sub-contract any of its obligations under this Agreement without Sensis’ prior written consent.

11.7              The Consultant must sign, and must procure each of its employees, agents and contractors to sign, all documents and do anything reasonably required by Sensis to give effect to the licence contemplated under clause 3.2 of all DP, if any, in the Deliverables to Sensis and to effectively consent to Sensis using and changing any Deliverable as it sees fit.

11.8              A provision of or a right created under this agreement may not be:

(a)                    waived except in writing signed by the party granting the waiver; or

(b)                   varied except in writing signed by the parties.

11.9              Termination or expiry of this Agreement will not affect:

(a)                    the rights of the parties which may have accrued before the termination or expiry date; or

(b)                   the terms of this Agreement which by their nature survive termination or expiry (including clause 6).

12                     Dispute Resolution

12.1              Any party claiming that a dispute has arisen must give written notice to the other party setting out the nature of the dispute and all other information relevant to the dispute.

12.2              If a party gives or receives a notice in accordance with clause 12.1, each party will promptly:

(a)                    refer the dispute to an appropriate representative of the party who has authority to settle the dispute on behalf of that party; and

(b)                   give written notice to the other party of the name, position and contact details of the party’s representative to whom the dispute has been referred.

12.3              Within 10 Working Days’ of receipt of the written notice referred to in clause 12.2 above, the parties’ representatives must meet or communicate (whether electronically, by video-conference or otherwise) and undertake bona fide negotiations to resolve the dispute.

12.4              In the event the dispute is not satisfactorily resolved pursuant to clause 12.3 above, the parties will refer the matter to their respective Chief Executive Officers who shall within 10 Working Days meet or communicate (whether electronically, by video-conference or otherwise) and undertake bona fide negotiations to resolve the dispute,

12.5              If the parties are not able to resolve the dispute under clause 12.4, and prior to applying to a court for relief, the Chief Executive Officers will meet with an agreed neutral party to assist them in reaching a satisfactory resolution to the dispute through bona-fide negotiations.

12.6              Each party will bear its own costs of complying with clauses 12.1 to 12.5.

12.7              Despite the existence of a dispute, each party must continue to perform its obligations under this Agreement.

12.8              The parties shall exhaust the dispute resolution processes set out in clauses 12.1 to 12.5 prior to applying to a court for relief for any matter arising under or in relation to this Agreement or from exercising any other right it might have under this Agreement, except where a party seeks urgent interim or interlocutory relief.

13                     Agency

12.1              The Consultant:

(a)                    acknowledges that Sensis enters into this Agreement as agent for and on behalf of Telstra; and

(b)                   agrees that:

(i)                        Sensis may exercise on behalf of Telstra any rights granted to Telstra under this Agreement; and

(ii)                     any act performed by Sensis for and on behalf of Telstra in connection with this Agreement shall be an act validly performed by Telstra pursuant to this Agreement.

14                     Interpretation

14.1              The following words have these meanings in this Agreement unless the contrary intention appears;

Additional Services means the Services Sensis may require the Consultant to provide under clause 1.3 of this Agreement, and which are described further in paragraph 1.1 (b) of Schedule 1 (in the case of Services to be provided during the Initial Cycle) and in paragraph 1.1 (c) of Schedule 1 (in the case of Services to be provided during the Ongoing Phase).

Agreement means the Commercial Terms, these terms and conditions, and the Schedules.

Background IP means Intellectual Property rights which the Consultant can establish came into existence other than in connection with the provision of the

Services and which are owned by or licensed to the Consultant. Background IP includes all Intellectual Property rights in the DKB.

Brand Package means the graphic element (html or gif) of the Yellow Pages® online solution.

Commencement Date means the date specified as such in Item 3 of the Commercial Terms.

Commercial Terms means the commercial terms specified on the front of this Agreement.

Completion Date means the date specified as such in Item 3 of the Commercial Terms or as otherwise agreed.

Confidential Information of a party means all information relating to that party (and, in the case of Sensis, to Telstra) and its representatives or customers which is or has been:

(a)                    disclosed to the other party under or in connection with this Agreement; or

(b)                   learnt or acquired by the other party in the performance of this Agreement:

other than any such information which:

(c)                    is or becomes part of the public domain otherwise than as a result of a disclosure in breach of confidence;

(d)                   is or came lawfully into the possession of the other party from another source and otherwise than as a result of a disclosure in breach of an obligation of confidence; or

(e)                    is or has been independently developed by the other party.

Change of Control shall be taken to occur if any person or entity acquires any voting securities of the Consultant such that immediately after the acquisition the person or entity has beneficial ownership of 51% or more of the votes which are eligible to be cast in the election of directors or any similar matter, provided, however, that when determining whether a Change of Control has occurred, voting securities that are acquired in an acquisition by:

(i)                       an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Consultant or (B) any corporation of other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Consultant (a “Subsidiary”), or

(ii)                    the Consultant or any Subsidiary;

shall not constitute an acquisition for the purposes of this clause.

Corporations Act means the Corporations Act 2001 (Cth).

Data Services means the services described at paragraph 1.1 of Schedule 1 based on the stage of the Agreement (Pilot, Initial Cycle, or Ongoing),

Deliverables means:

(a)                    the items listed and described as Deliverables in paragraph 2 of Schedule 1; and

(b)                   any data, document, report or other thing (in any form) created or developed by the Consultant to meet the requirements of Sensis under this Agreement (including Sensis’ advertiser records and the Taxonomy).

Display Advertisement means a Yellow Pages® print advertisement which:

(a)                    is available in a variety of sizes;

(b)                   includes business details; and

(c)                    may contain textual and graphical advertising content.

DKB or Directory Knowledge Base means the software program and database known as Directory Knowledge Base which is owned by the Consultant or its licensors.

Enhanced DKB means the version of the DKB following incorporation of the changes performed by the Consultant to the version of the DKB used for the Initial Cycle.

GST has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Exclusive Consideration means any consideration payable under this Agreement that either does not include an amount referable to GST or, if the consideration is inclusive of GST, is that consideration excluding the amount referable to GST using the rate of GST in force at the time the parties agreed on the consideration.

In-column Advertisement means a Yellow Pages® print advertisement contained within the columns of a Yellow Pages® directory and which includes business details and may contain textual and graphical advertising content.

Initial Cycle means the period (if any) during which the Consultant is required to provide to Sensis the Additional Services described in paragraph 1.1(b) of Schedule 1.

A person (which includes a body corporate) is Insolvent if it:-

(a)                    makes or commences negotiations with a view to making a general re-scheduling of its indebtedness, a general assignment, scheme of arrangement or composition with its creditors;

(b)                   takes any corporate action, or any steps are taken or legal proceedings are started for:

(i)                        its winding up, dissolution, liquidation, or re-reorganisation, other than to reconstruct, merge or amalgamate while solvent; or

(ii)                     the appointment of a controller, receiver, administrator, official manager, trustee, or other similar officer, of it or of any of its revenues or assets; or

(c)                    seeks or is granted protection from its creditors under any applicable legislation.

Intellectual Property or IP means copyright (including moral rights); all rights conferred under statute, common law or equity in relation to inventions (including patents), registered and unregistered trademarks, registered and unregistered designs, circuit layouts and confidential information; and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields.

Loss means any loss, liability, cost or expense (including legal expenses on a full indemnity basis).

Metro means the six (6) Yellow Pages® print directories which relate to the metropolitan markets of Australia.

Ongoing Phase means the period (if any) during which the Consultant is required to provide to Sensis the Additional Services described in paragraph 1.1(c) of Schedule 1.

Personal Information means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a material form or not, about a natural person whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

Personnel has the meaning given in clause 2.4.

Pilot Project means the trial to be conducted by Sensis with the assistance of the Consultant for the purpose of determining the viability of full roll-out by Sensis of searchable content as part of its online directory products.

Project IP means any Intellectual Property arising from the performance of the Services under the Agreement, but excludes the Deliverables.

Regional means the fifty (50) Yellow Pages® print directories which relate to the regional markets of Australia.

Schedule means a schedule to this Agreement.

Sensis Content means any advertising, data or other information which is the property of Sensis.

Sensis Ontology has the meaning given in clause 3.3.

Services means the services described at paragraph 1 of Schedule 1, and includes the Data Services and the Additional Services.

Special Conditions means the conditions specified in Item 5 of the Commercial Terms.

Tax Invoice has the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Taxonomy means the Yellow Pages® directory headings, properties, normalised terms and synonyms and the relationships between these, as developed by the Consultant for Sensis under this Agreement.

Telstra means Telstra Corporation Limited (ABN 33 051 775 556).

Working Day means Monday to Friday, excluding public holidays in Victoria, Australia.

Work means a material form in which Project IP vests including any work specified in Item 7 of the Commercial Terms and includes a substantial part or adaptation of it.

14.2              In this Agreement unless the contrary intention appears, a reference to:

(a)                    the Consultant includes a reference to the Consultant’s employees, representatives and/or sub-contractors as the case requires;

(b)                   this Agreement or another instrument includes any variation or replacement of either of them;

(c)                    a “person” includes a firm, a body corporate, an unincorporated association or an authority;

(d)                   the singular includes the plural and vice versa;

(e)                    words such as “including” and “for example” does not, and is not intended to, result in those words being taken to be words of limitation; and

(f)                      time is a reference to the time in Melbourne, Australia.

14.3              Headings are inserted for convenience and do not affect the interpretation of this Agreement.

Schedule 1 - Services and Timetable

1                            Services

1.1                  General description of the Services

Services to be provided in connection with the Pilot Project

(a)                    The Consultant will provide keyword processing services in relation to content which is owned by or licensed to Sensis, including print display advertisements, print in-column advertisements, online solutions (incorporating business profiles & brand packages), websites and adPoints.

For the Pilot Project, the Consultant will receive from Sensis print display advertisements, print in-column advertisements, online solutions (incorporating business profiles and brand packages) and adPoints, not to exceed 25,000 units in various file formats including; eps and xml.

As part of the Pilot Project, the Consultant will be required to process a maximum of 25,000 advertisements under one level 1 heading (H1) to be determined by Sensis. This H1 is a high level heading which acts as an umbrella heading for several Yellow Pages® directories headings. The HI that has been selected for the Pilot Project is “Automotive”. The five Yellow Pages® directory headings that have been selected for the Pilot Project as part of the H1 “Automotive” are:

•                             21431 - Motor cars new

•                             23825 - Brake & Clutch Services

•                             18430 – Car Hire &/or Minibus Rental

•                             24058 – Tyres Retail

•                             23493 – Insurances – Motor Cars

The specific Services to be provided by the Consultant as part of the Pilot Project will consist of the following:

1.                          Selecting (in conjunction with Sensis) an H1 for the Pilot Project.

2.                          Adapting the Consultant’s Directory Knowledge Base (“DKB”) for the H1 to the Australian market. This process involves putting Sensis content through the Consultant’s DKB and then identifying content which is particular and unique to the Australian market and adapting the DKB accordingly.

3.                          Processing advertiser content provided by Sensis.

4.                          Aggregating content.

5.                          Tagging and normalising data into the DKB ontology which has been adapted for the Australian market.

6.                          Delivering XML files of tagged advertisements to Sensis.

Additional Services to be provided in connection with the Initial Cycle

(b)                   Sensis may, by written notice to the Consultant under clause 1.3 of this Agreement, require the Consultant after completion of the Pilot Project to provide further Services to Sensis in respect to more advertisements.

The specific Services to be provided by the Consultant as part of the Initial Cycle will consist of the following:

1.                          Adapting the Consultant’s Directory Knowledge Base (“DKB”) for the Australian market. This process involves putting Sensis content through the Consultant’s DKB and then identifying content which is particular and unique to the Australian market and adapting the DKB accordingly.

2.                          Processing advertiser content provided by Sensis.

3.                          Aggregating content.

4.                          Tagging and normalising data into the DKB ontology which has been adapted for the Australian market.

5.                          Delivering XML files of tagged advertisements to Sensis.

Additional Services to be provided in connection with the Ongoing Phase

(c)                    Sensis may, by written notice to the Consultant under clause 1.3 of this Agreement, require the Consultant after completion of the Initial Cycle to provide further Services to Sensis in respect to more advertisements.

The Services to be provided by the Consultant during the Ongoing Phase will be the same as those services provided by the Consultant during the Initial Cycle and will relate to all new advertisements and advertisement changes received by Sensis following completion of the Initial Cycle, except that Sensis may at its sole option require the Consultant to use the Enhanced DKB in connection with its Service delivery. If Sensis requires the Consultant to use the Enhanced DKB, Sensis will be required to pay to the Consultant the rates described in paragraph 3(c) of Schedule 2.

1.2      Description of the Data Services

With effect from the Commencement Date of the Initial Cycle (as set out in the Commercial Terms), the Consultant will provide content production services to Sensis in the form of keyword extraction services (“Data Services”).

The Data Services will consist of keyword extraction of up to approximately 643,878 units (depending on whether Sensis requests any Additional Services under paragraph l.1(b) or (c) above) from input files (as provided by Sensis under paragraph 1.1 above) set out in the table below:

Content Type	Count*	File Format

Metro Display Advertisements	101,301	Thin EPS

Metro In-column advertisements	126,626	XML

Content Type	Count*	File Format

Regional Display Advertisements	98,699	Thin EPS

Regional In-column advertisements	123,374	XML

Brand Packages	37,911	HTML & GIF

Business profiles	37,911	XML

AdPoints	93,056	XML

Websites	52,807	HTML

*The Consultant acknowledges that, while Sensis has used reasonable efforts to accurately estimate the number of units to be delivered by the Consultant, some changes to this estimate may occur.

The Data Services also include the collection of font size, font type and position in the advertisement beginning in the Initial Cycle.

The Deliverables must be in the form described in Schedule 4.

1.3      Production Reporting

With effect from the Commencement Date of the Initial Cycle (as set out in the Commercial Terms), the Consultant will provide Sensis with a daily report setting out the status of the data being prepared by the Consultant. The form of the report will be as agreed between Sensis and the Consultant from time to time. The report may be produced manually, or via an automated system.

1.4      Personnel

Personnel numbers

(a)                    Consultant must commit sufficient Personnel to the provision of the Services so that it is able to provide the Services and the Deliverables in accordance with the timetable set out in paragraph 2 below (as amended and varied from time to time).

Key Personnel

(b)                   Without limiting the Consultant’s obligations under paragraph 1.4(a) above, the Consultant must ensure that, until the expiry or termination for any reason of this Agreement or until the relevant Key Personnel has completed his or her specific role in the delivery of the Services (whichever occurs earlier), the Key Personnel (if any) are engaged in the provision of the Services to Sensis. The Key Personnel are Mike Bauer, Sean Bowman and Jamie Fergusson.

Consultant’s obligations in relation to Personnel

(c)                    The Consultant acknowledges that:

(i)                        it is solely responsible for the acts and omissions of all Personnel while they are involved in providing the Services to Sensis; and

(ii)                     subject to paragraph 1.4(g) below, all Personnel are and will remain at all times employees or contractors of the Consultant (and will not be or be deemed to be employees or contractors of Sensis or Telstra).

(d)       On request from Sensis, the Consultant must

(i)                        give Sensis details of the skills, qualifications and experience of any Personnel;

(ii)                     procure that all Personnel sign individual confidentiality agreements with Sensis in a form approved in advance by Sensis; and

(iii)                  promptly remove or replace (at Sensis’ election) any Personnel.

Change of Personnel by the Consultant

(e)                    Unless requested to do so by Sensis, the Consultant will only be entitled to change a person named as Key Personnel if he or she leaves the employment of the Consultant or is unable to work by reason of illness or incapacity or by prior written agreement with Sensis.

(f)                      Without limiting the requirements under paragraph (e) above, the Consultant must obtain Sensis’ approval before replacing any Personnel and must ensure that all replacement Personnel are suitably qualified and experienced.

Insolvency and breach

(g)                   If the Consultant is or becomes Insolvent or this Agreement is terminated by Sensis for breach, Sensis reserves the right to approach any Personnel (including the Key Personnel) to offer him or her a position as an employee or contractor of Sensis and the Consultant must not do anything to binder the acceptance of such an offer by those Personnel.

2         Timetable

Subject to paragraph 3 below, the Consultant must perform the Services in accordance with the following timetable:

Metro

Deliverable	Responsibility	Delivery Date

Pilot Data Extract (business profiles, brand packages, in-column ads, adPoints)	Sensis	03/10/2003

Pilot Data Extract (display ads)	Sensis	15/10/2003

Pilot Data	Aptas	06/11/2003

Deliverable	Responsibility	Delivery Date

Initial Cycle Metro Data Extract (business profiles, brand packages, in-column ads, adPoints)	Sensis	20/11/2003

Initial Cycle Metro Data Extract (display ads)	Sensis	17/12/2003

Initial Cycle Metro Data	Aptas	06/01/2003

Regional

(See table on next page)

Regional

Yellow Pages Regional Processing Schedule

DIRECTORY		Deliver to Aptas	Deliver to Sensis
N01Y	Tamworth	28-Dec-03	28-Jan-03
T03Y	Launceston	28-Dec-03	28-Jan-03
N05Y	Dubbo	5-Jan-04	05-Feb-03
N09Y	Kempsey	5-Jan-04	05-Feb-03
N12Y	Bathurst	5-Jan-04	05-Feb-03
N14Y	Alburv	5-Jan-04	05-Feb-03
Q04Y	Toowoomba	5-Jan-04	05-Feb-03
N17Y	Windsor	12-Jan-04	12-Feb-03
Q07Y	Beaudesert	12-Jan-04	12-Feb-03
V07Y	Wangaratta	12-Jan-04	12-Feb-03
Q08Y	Roma	19-Jan-04	19-Feb-03
S06Y	Pt Augusta	19-Jan-04	19-Feb-03
N13Y	Penrith	26-Jan-04	26-Feb-03
N04Y	Canberra	26-Jan-04	26-Feb-03
S05Y	Barossa Valley	2-Feb-04	02-Mar-03
S07Y	South East	2-Feb-04	02-Mar-03
S08Y	Yorke Peninsula	2-Feb-04	02-Mar-03
V08Y	Shepparton	2-Feb-04	02-Mar-03
Q06Y	Townsville	7-Feb-04	07-Mar-03
V03Y	Ballarat	7-Feb-04	07-Mar-03
N07Y	Wollongong	16-Feb-04	16-Mar-04
N10Y	Broken Hill	16-Feb-04	16-Mar-03
N19Y	Cooma	16-Feb-04	16-Mar-03
Q03Y	Maryborough	16-Feb-04	16-Mar-03
Q01Y	Cairns	6-Mar-04	06-Apr-03
T04Y	Burnie	6-Mar-04	06-Apr-03
V05Y	Warrnambool	6-Mar-04	06-Apr-03
V10Y	Mildura	6-Mar-04	06-Apr-03
W03Y	South Western	6-Mar-04	06-Apr-03
N06Y	Lismore	13-Mar-04	13-Apr-03
N11Y	Muswellbrook	13-Mar-04	13-Apr-03
N18Y	Campbelltown	13-Mar-04	13-Apr-03
Q09Y	Sunshine Coast	13-Mar-04	13-Apr-03
V01Y	Bairnsdale	13-Mar-04	13-Apr-03
W01Y	Great Northern	13-Mar-04	13-Apr-03
W02Y	Central & East	13-Mar-04	13-Apr-03
N20Y	Bega	27-Mar-04	27-Apr-03
V09Y	Mornington	27-Mar-04	27-Apr-03
V02Y	Geelong	1-Apr-04	01-May-03
V04Y	Bendigo	1-Apr-04	01-May-03
V06Y	Warragul	1-Apr-04	01-May-03
S09Y	Northern Territory	5-Apr-04	05-May-03
N02Y	Wagga	11-Apr-04	11-May-03
N16Y	Nowra	26-Apr-04	26-May-03
N08Y	Central Coast	5-May-04	05-Jun-03
N15Y	Goulburn	5-May-04	05-Jun-03
Q10Y	Mackay	5-May-04	05-Jun-03
Q02Y	Rockhampton	12-May-04	12-Jun-03
Q05Y	Gold Coast	13-May-04	13-Jun-03
N03Y	Newcastle	23-May-04	23-Jun-03

3                            Delay

3.1                    The Consultant must give notice to Sensis as soon as it becomes apparent that it will not be able to meet a particular deadline set out in paragraph 2 above. The notice must be in writing and include details of:

•                            the delay;

•                            the cause or causes (whether because of any act or omission of the Consultant, Sensis, their representatives, a combination or otherwise); and

•                            the steps the Consultant is taking to minimise the delay.

3.2                    If the Consultant gives Sensis a notice under paragraph 3.1 above the parties must, at the request of either party, meet as soon as practicable, in good faith, with a view to revising the delivery dates for the various deliverables (as set out in paragraph 2 above). Unless and until the parties agree on revised delivery dates, the delivery dates set out in paragraph 2 will continue to apply.

3.3                    If Sensis delays the delivery of the input data described in paragraph 1 above by more than one (1) Working Day for the Pilot Project or more than three (3) Working Days for the Initial Cycle or the Ongoing Phase, then the project deliverable date will be pushed out by the number of Working Days that Sensis delays the delivery of the input data described in paragraph 1 above.

Schedule 2 - Fees and payment

1                            Fees

(a)                    (Pilot Project) Sensis agrees to pay the Consultant a Fee of [***] (inclusive of all taxes and other charges) in consideration for the Services to be provided by the Consultant under paragraph 1.1(a) of Schedule 1 as part of the Pilot Project.

(b)                   (Initial Cycle) If Sensis requires the Consultant to provide Additional Services in accordance with paragraph l.l(b) of Schedule 1 during or in connection with the Initial Cycle, the fees for such Additional Services shall be based on the per unit fee (inclusive of all taxes and other charges) specified in paragraph 3 of this Schedule 2, with the following exceptions:

1.                         The Fee for extracting up to the first [***] .eps files shall be [***] (inclusive of all taxes and other charges). If Sensis requires the Consultant to process less than [***] .eps files as part of the Initial Cycle, it shall receive a credit for

a.                         the number of .eps files (out of the original [***]) not actually extracted, as long as the actual number of .eps files which Sensis requires the Consultant to process exceeds [***]; and

b.                        the number of .eps files (out of the original [***]) not actually normalized, as long as the actual number of .eps files which Sensis requires the Consultant to normalize exceeds [***]

Such credits shall be based on the rate cards in Section 3, paragraphs 4 (a) and (b) of this Schedule 2.

Credits shall only be applied if Sensis requests the Consultant to provide Services to the entire Sensis asset base described in paragraph 1.2 of Schedule 1.

2.                         During the Initial Cycle, any websites extracted shall be done at a rate equivalent to the per unit rate for display ads for up to the first [***] websites.

3.                         An estimate of the cost of the Initial Cycle is provided in Schedule 4. This estimate is not binding on either party. Based upon that estimate, the fees for the initial Cycle in excess of the initial payment specified in paragraph 1(b)(1) above will be approximately [***]. The variance, if any, from this estimate will result from changes to the estimated number of units specified in section 1.2 of Schedule 1.

(c)                    (Ongoing Phase) If Sensis requires the Consultant to provide Additional Services in accordance with paragraph 1.1(c) of Schedule 1 during or in connection with the Ongoing Phase, then the Fees for those Additional Services will be the per unit fee (inclusive of all taxes and other charges) specified in paragraph 3 of this Schedule 2.

2         Payment Schedule

(a)                    (Pilot Project) The Fees payable by Sensis under paragraph 1(a) of this Schedule 2 will be payable by Sensis in accordance with the payment schedule set out below:

(i)                        [***] payable on execution of this Agreement; and

(ii)                     [***] payable on the issue date of an acceptance certificate for the Deliverables for the Pilot Project under either paragraph 2.3 or 2.5(a) of Schedule 3.

(b)                   (Initial Cycle) The Fees payable by Sensis under paragraph 1(b) of this Schedule 2 will be payable by Sensis in accordance with the payment schedule set out below:

(i)                        [***] is payable on the Commencement Date of the Initial Cycle; and

(ii)                     the balance of any Fees earned over and above item 2(b)(i) of this Schedule 2 will be payable on the issue of an acceptance certificate for the Deliverables for the Initial Cycle under either paragraph 2.3 or 2.5(a) of Schedule 3.

(c)                    (Ongoing Phase) The Fees payable by Sensis under paragraph 1(c) of this Schedule 2 will be payable by Sensis monthly in arrears.

3                            Per Unit Pricing Schedule*

(a) Extraction Fees

Volume Per Year	Display Ads or Business Profiles	In-Column, Ad Points or Brand Packages	Websites
1-50,000	[***]	[***]	[***]
50,001-100,000	[***]	[***]	[***]
100,001-250,000	[***]	[***]	[***]
250,000 +	[***]	[***]	[***]

(An additional fee of US$0.50 will be charged for extraction of any non-readable assets.)

(b) Base DKB Normalization Fees

Volume Per Year	Display Ads, Business Profiles or Websites	In-Column, Ad Points or Brand Packages
1-50,000	[***]	[***]
50,001-100,000	[***]	[***]
100,001-250,000	[***]	[***]
250,000 +	[***]	[***]

(c) Enhanced DKB Fees per Business

Year 2004	[***]
Year 2005	[***]

* Following completion of the Initial Cycle, the Consultant and Sensis agree to review the rates set out in Per Unit Pricing Schedule above. The Consultant agrees that any new pricing for the Ongoing Phase will not exceed the rates set out in Per Unit Pricing Schedule above. If the parties cannot agree on new pricing, the pricing set out above will continue to apply.

4.                         Set off

If the parties enter into negotiations for a licence in and to the Consultant’s Intellectual Property including, but not limited to, Consultant’s DKB, the parties will negotiate in good faith with a view to applying up to [***] of the Fees actually paid under this Agreement for the Pilot Project and the Initial Cycle as “credits” against any amount payable by Sensis under the licence agreement.

Schedule 3 - Acceptance Criteria

1                            Acceptance Criteria

1.1                    The content of the Deliverables provided to Sensis by the Consultant must:

(a)                    contain all agreed inputs;

(b)                   be in the correct file format (as agreed in paragraph 1.2 of Schedule 1);

(c)                    accurately reflect the source data provided to the Consultant by Sensis with the following quality assurance:

(i)                        100% of files delivered are returned;

(ii)                     90% of eligible text in each advertisement is extracted;

(iii)                  98% of spelling mistakes in eligible text are corrected and indexed; and

(iv)                 95% of eligible terms are normalised correctly.

For the purposes of this paragraph l.l(c):

(i)                       “eligible terms” means any text in an advertisement that may constitute meaningful content; and

(ii)                    “normalised correctly” means associated with a generic term,

for ontology development and keyword extraction.

2                            Acceptance Testing

Certification

2.1                    Once the Consultant has completed development of the Deliverables, the Consultant must promptly and at its own cost:

(a)                    notify Sensis; and

(b)                   conduct such tests as are necessary to verify that the Deliverables comply with the Acceptance Criteria (as set out in paragraph 1 of this Schedule 3) and, upon request by Sensis, provide Sensis with copies of all data, results and other information relating to the tests; and

(d)                   upon successful completion of each such test, certify in writing to Sensis that the Deliverable meet the Acceptance Criteria.

Sensis tests

2.2                    Following receipt by Sensis of a certificate under paragraph 2.1(d) above, Sensis may, at Sensis’ sole discretion and cost, conduct its own acceptance tests in relation to the Deliverables to confirm that the Deliverables comply with the Acceptance Criteria (as set out in paragraph 1 of this Schedule 3). The Consultant must provide such reasonable assistance as may be requested by Sensis to enable Sensis to conduct these acceptance tests (eg providing Sensis with access to its systems and the DKB).

Acceptance Certificate

2.3                    If Sensis is satisfied that the Deliverables meet the Acceptance Criteria (whether on the basis of the tests conducted by the Consultant, or by Sensis, or otherwise), Sensis will provide a written acceptance certificate to the Consultant.

Failure of acceptance testing

2.4                    If the acceptance tests conducted by the Consultant or Sensis, or the details provided to Sensis under paragraph 2.1(b) above, reveal that a Deliverable has an error or defect, or otherwise does not meet any of the Acceptance Criteria, the Consultant must, at its own cost, promptly rectify and correct that error. Once the error(s) have been rectified, the Consultant must, and Sensis may, repeat the acceptance tests contemplated under paragraphs 2.1 and 2.2.

2.5                    If Sensis is satisfied on the basis of these additional acceptance tests that:

(a)                    the Deliverables meet the Acceptance Criteria, Sensis will provide a written acceptance certificate to the Consultant.

(b)                   the Deliverables do not meet the Acceptance Criteria, Sensis may, at its option:

(i)                        accept the Deliverables “as is” at an agreed reduction in the Fees payable by Sensis under Schedule 2; or

(ii)                     terminate this agreement by written notice to the Consultant (in which case, Sensis will not be required to pay any post-acceptance component of the Fees).

(c)                    If Sensis exercises a right under paragraph 2.5(b)(i) and the parties are unable to agree on an appropriate reduction in Fees within 10 Working Days’ of Sensis exercising such a right, then Sensis may terminate this agreement by written notice to the Consultant (in which case, Sensis will not be required to pay any post-acceptance component of the Fees).

Further tests

2.5                    Sensis may, at its own cost, conduct tests in relation to the Deliverables at any time during the term of this agreement. If such tests reveal that any of the Deliverables are failing or have failed to meet the Acceptance Criteria, Sensis will notify the Consultant and the Consultant must, at its own cost, promptly rectify that failure.

Schedule 4 – Initial Cycle Cost Estimate

Initial Cycle

Display - EPS
Regional display	[***]
Metro display	[***]
Brand packages	[***]	([***] Normalization)
subtotal	[***]

Other
Regional incolumn (XML)	[***]
Metro Incolumn (XML)	[***]
Business profiles (XML)	[***]
AdPoint (XML)	[***]
subtotal	[***]

Extraction
Proposal Includes up to 250,000 Display
Display ads	[***]
Brand Packages	[***]
Credit of ads	[***]
Revenue credit	[***]

Base DKB - Normalizing
Proposal includes up to 250,000 Display
Display ads	[***]
Business Profiles	[***]
Credit of ads	[***]

Revenue credit	[***]

Extraction - Other
Regional incolumn (XML)	[***]
Metro incolumn (XML)	[***]
Business profiles (XML)	[***]
AdPoint (XML)	[***]

Base DKB Normalizing- Other
Regional incolumn (XML)	[***]
Metro Incolumn (XML)	[***]
Brand Packages	[***]
AdPoint (XML)	[***]

Non-readable premium – 5%
Display	[***]
Incolumn	[***]

Subtotal without Websites	[***]
Initial Payment	[***]
TOTAL WITHOUT WEBSITES	[***]

Websites
Extraction	[***]
Normalization	[***]
TOTAL Websites	[***]

TOTAL	[***]